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                                 EXHIBIT 10.49

                               FIRST AMENDMENT TO
                          EMPLOYMENT AGREEMENT BETWEEN
                            CAPITOL MULTIMEDIA, INC.
                                AND IGOR RAZBOFF

This First Amendment shall serve to amend the Employment Agreement between Capitol Multimedia, Inc. and Igor Razboff dated February 13, 1995 (the OAgreement").

The  Agreement shall be amended with regard to the following respects only:

Section 1. The first sentence of Section 1 shall read "The Employee shall serve as Chief Executive Officer of the Company" The third sentence of section one shall read "The Employee shall at all times be subject to the direction of the Board of Directors and/or its designated representatives or representatives."

Section 2. Section 2 shall be deleted in its entirety and the following shall be inserted in its place "As Chief Executive Officer of the Company, the Employee shall perform such services and assume such duties and responsibilities as are prescribed for the Chief Executive Officer of the Company, including but not limited to further enhancing and developing the Company's business, affairs, interests, welfare, and value."

Section 5. In Section 5A, "One Hundred and Twenty-Five Thousand Dollars ($125,000)" shall be replaced with "One Hundred Seventy Thousand Dollars ($170,000) effective April 1, 1996."

               In Section 5B, references to "President" shall be changed to "Board of Directors."

Section 6. In Section 6, the reference to "fifty percent (50%) of base salary" shall be changed to "twenty percent (20%) of base salary effective April 1, 1996." In addition, all references to "President" shall be changed to "Board of Directors."


Except for the foregoing, all terms and conditions of the Agreement remain in full force and effect.

This First Amendment to the Agreement is effective September 12, 1996.


Capitol Multimedia, Inc.



/s/ Robert I. Bogin                                         December 12, 1996
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Robert I. Bogin, Director                                   Date



/s/ Igor R. Razboff                                         December 12, 1996
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Igor R. Razboff, Chief Executive Officer                    Date